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                                                               EXHIBIT (a)(1)(e)

                                FOURTH AMENDMENT
                                       TO
                       AGREEMENT AND DECLARATION OF TRUST
                                       OF
                              AIM INVESTMENT FUNDS


     THIS FOURTH AMENDMENT TO AGREEMENT AND DECLARATION OF TRUST OF AIM INVESTMENT FUNDS (the "Amendment") is entered into as of the 16th day of February, 1999, among C. Derek Anderson, Frank S. Bayley, Robert H. Graham, Arthur C. Patterson and Ruth H. Quigley, as Trustees, and each person who became or becomes a Shareholder in accordance with the terms set forth in that certain Agreement and Declaration of Trust of AIM Investment Funds, a Delaware business trust (the "Trust"), entered into as of May 7, 1998, as amended (the "Agreement").

     WHEREAS, the Trustees of the Trust and the Shareholders of AIM Emerging Markets Fund have approved the Plan of Reorganization and Termination, dated as of November 30, 1998, adopted by the Trust on behalf of AIM Emerging Markets Fund and AIM Developing Markets Fund, pursuant to which AIM Emerging Markets Fund would be reorganized into AIM Developing Markets Fund (the "Reorganization"); and

     WHEREAS, the Reorganization was consummated as of the close of business on February 12, 1999; and

     WHEREAS, the Trustees of the Trust have directed that promptly following the Reorganization, the Trust shall terminate AIM Emerging Markets Fund in accordance with Delaware law;

     NOW, THEREFORE, the Trustees hereby amend the Agreement as herein set forth below:

     1. Capitalized terms not specifically defined in this Amendment shall have the meanings ascribed to them in the Agreement.

     2. Schedule A of the Agreement shall be deleted in its entirety and the following new Schedule A shall be substituted in lieu thereof:


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                                   "SCHEDULE A

         AIM Investment Funds shall be divided into the following Portfolios and
Classes:

                  Class A, Class B, Class C and Advisor Class

                           AIM Developing Markets Fund
                           AIM Global Growth & Income Fund
                           AIM Latin American Growth Fund
                           AIM Global Consumer Products and Services Fund AIM Global Financial Services Fund
                           AIM Global Health Care Fund
                           AIM Global Infrastructure Fund
                           AIM Global Resources Fund
                           AIM Global Telecommunications Fund
                           AIM Global Government Income Fund
                           AIM Emerging Markets Debt Fund
                           AIM Strategic Income Fund


As previously provided in the Third Amendment to Agreement and Declaration of Trust of AIM Investment Funds, dated as of February 4, 1999, the name of AIM Global Telecommunications Fund shall be changed, effective June 1, 1999, to 'AIM Global Telecommunications and Technology Fund.'


Date: February 16, 1999"


     3. With the exception of the amendment to Schedule A of the Agreement as set forth in paragraph 2 of this Amendment, the Agreement, as amended, shall in all other respects remain in full force and effect.

     4. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same Amendment.




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                  IN WITNESS WHEREOF, the undersigned, being all of the Trustees of the Trust, have executed this Amendment to Agreement and Declaration of Trust of AIM Investment Funds as of the day and year first above written.


/s/ C. DEREK ANDERSON                              /s/ FRANK S. BAYLEY
--------------------------                         -----------------------------
C. Derek Anderson, Trustee                         Frank S. Bayley, Trustee

/s/ ROBERT H. GRAHAM                               /s/ ARTHUR C. PATTERSON
--------------------------                         -----------------------------
Robert H. Graham, Trustee                          Arthur C. Patterson, Trustee

/s/ RUTH H. QUIGLEY
--------------------------
Ruth H. Quigley, Trustee




                         [THIS IS THE SIGNATURE PAGE FOR
           THE FOURTH AMENDMENT TO AGREEMENT AND DECLARATION OF TRUST
                            OF AIM INVESTMENT FUNDS]